Exhibit 99.3

Signature Fruit Company, LLC

Consolidated Balance Sheets

Unaudited (In Thousands)

	July 1, 2006	June 25, 2005
Assets
Current assets:
Cash and cash equivalents	$759	$1,136
Trade accounts receivable, net of allowances of $3,147 in 2006 and $2,084 in 2005	10,488	16,524
Inventories	87,594	118,067
Intercompany receivable in lieu of tax benefit	2,535	-
Prepaid expenses and other current assets	1,203	1,126
Total current assets	102,579	136,853

Property, plant and equipment, net	75,089	79,022
Other assets	386	844
Total assets	$178,054	$216,719

Liabilities and members’ equity
Current liabilities:
Bank overdraft	$1,505	$4,390
Accounts payable	3,282	2,957
Accrued liabilities	17,766	17,411
Accrued interest	1,653	1,862
Revolving line of credit	22,065	40,883
Current portion of long-term debt	250	7,500
Total current liabilities	46,521	75,003

Payable to vendor	7,360	7,360
Long-term debt, less current portion	92,889	90,546

Members’ equity:
Class A membership interest	53,000	53,000
Accumulated deficit	(21,716)	(9,190)
Total members’ equity	31,284	43,810
Total liabilities and members’ equity	$178,054	$216,719

Signature Fruit Company, LLC

Consolidated Statements of Operations

Unaudited (In Thousands)

	Six Months Ended July 1, 2006	Six Months Ended June 25, 2005

Net sales	$112,568	$116,929
Cost of goods sold	99,345	105,031
Gross profit	13,223	11,898

Selling, general and administrative expenses	10,857	9,301
Income from operations	2,366	2,597

Other income (expense):
Interest expense, net	(6,857)	(7,282)
Other income (expense)	(2,110)	552
	(6,601)	(4,133)
Intercompany allocation in lieu of income tax benefit	2,310	1,446
Net income (loss)	$(4,291)	$(2,687)

Signature Fruit Company, LLC

Consolidated Statements of Cash Flows

Unaudited (In Thousands)

	Six Months Ended July 1, 2006	Six Months Ended June 25, 2005
Operating activities
Net income (loss)	$(4,291)	$(2,687)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation	3,589	4,224
Amortization of debt issuance costs	(87)	338
Accretion of interest expense on notes payable	-	741
(Gain) loss on sale of property, plant and equipment		(84)
Changes in operating assets and liabilities:
Trade accounts receivable	10,088	2,663
Inventories	65,446	55,275
Prepaid expenses, current assets and other assets	(510)	(257)
Intercompany receivable in lieu of tax benefit	(635)	717
Bank overdraft	409	2,548
Accounts payable and accrued liabilities	3,137	1,776
Accrued interest and other liabilities	(648)	(111)
Net cash provided by operating activities	76,498	65,143

Investing activities
Payments for purchases of property, plant and equipment	(4,415)	(3,669)
Proceeds from sales of property, plant and equipment	20	7,546
Net cash provided by investing activities	(4,395)	3,877

Financing activities
Borrowings on revolving line of credit	84,400	72,939
Repayments on revolving line of credit	(140,208)	(128,284)
Borrowings on long-term debt	9,119	3,000
Repayments on long-term debt	(25,830)	(16,169)
Net cash used in financing activities	(72,519)	(68,514)

Increase in cash and cash equivalents	(416)	506
Cash and cash equivalents, beginning of the period	1,175	630
Cash and cash equivalents, end of the period	$759	$1,136

Signature Fruit Company, LLC

Consolidated Statements of Cash Flows (continued)

Unaudited (In thousands)

	Six Months Ended July 1, 2006	Six Months Ended June 25, 2005
Supplemental disclosure of cash flow information
Cash paid for interest	$7,505	$6,654

Supplemental disclosure of noncash financing activities
Redemption of securities to bank to reduce outstanding	$-	$428
borrowings in lieu of cash payments

SIGNATURE FRUIT COMPANY, LLC

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)
(In Thousands)

July 1, 2006

1. Unaudited Condensed Consolidated Financial Statements

In the opinion of management, the accompanying unaudited condensed consolidated financial statements contain all adjustments, which are normal and recurring in nature, necessary to present fairly the financial position of Signature Fruit Company, LLC (the “Company”) as of July 1, 2006 and results of its operations and its cash flows for the interim periods presented. All significant intercompany transactions and accounts have been eliminated in consolidation.

The results of operations for the six month period ended July 1, 2006 are not necessarily indicative of the results to be expected for the full year.

The accounting policies followed by the Company are set forth in Note 1 to the Company's Financial Statements in the 2006 Signature Fruit Annual Report.

Other footnote disclosures normally included in annual financial statements prepared in accordance with U. S. generally accepted accounting principles have been condensed or omitted. These unaudited condensed consolidated financial statements should be read in conjunction with the financial statements and notes included in the Company's 2005 Annual Report.

2.
The seasonal nature of the Company's food processing business results in a timing difference between expenses (primarily overhead expenses) incurred and absorbed into product cost. All Off Season Reserve balances, which essentially represent a contra-inventory account, are zero at fiscal year end. Depending on the time of year, Off Season Reserve is either the excess of absorbed expenses over incurred expenses to date or the excess of incurred expenses over absorbed expenses to date. Other than at the end of the first and fourth quarter of each year, absorbed expenses exceed incurred expenses due to timing of production. The Off Season Reserve balance was $13,983,000 as of July 1, 2006 and $19,457,000 as of June 25, 2005.

3.	Comprehensive loss totaled $4,291,000 and $2,687,000, which equaled net loss for the six months ended July 1, 2006 and June 25, 2005, respectively.

4.
The Company participates in several multiemployer pension plans, which provide defined benefits to certain union employees. Company contributions to multiemployer plans charged to expense for the six months ended July 1, 2006 and June 25, 2005, were $730,000 and $804,000, respectively.

5.
The Company also sponsors a 401(k) pension plan covering substantially all salaried employees. Company contributions to the plan are based on employee contributions or compensation. Company contributions to this plan charged to expense for the six months ended July 1, 2006 and June 25, 2005, were $272,000 and $287,000, respectively.

6.	Inventories consist of the following:

	July 1, 2006	June 25, 2005

Finished product	$62,931,000	$83,333,000
Raw materials and supplies	23,021,000	32,724,000
Other, principally packaging materials	1,642,000	2,010,000
	$87,594,000	$118,067,000

7.	Property, plant and equipment consist of the following:

	July 1, 2006	June 25, 2005

Land	$12,234,000	$12,234,000
Buildings and improvements	27,934,000	27,135,000
Machinery and equipment	62,964,000	63,172,000
Capital projects in progress	5,282,000	5,155,000
	108,414,000	107,696,000
Accumulated depreciation	(33,325,000)	(28,674,000)
Total	$75,089,000	$79,022,000